                                                                   EXHIBIT 4(b)

CUSIP NO.                                                     PRINCIPAL AMOUNT:

REGISTERED NO.

                              NORWEST CORPORATION

                    MEDIUM-TERM FIXED RATE NOTE, SERIES H

                  Due Nine Months or More From Date of Issue

/ /  Check this box if the Note is an Amortizing Note.

/ /  Check this box if the Note is a Global Note.

    Applicable if the Note is a Global Note:

    [Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

    [If applicable, this Note will contain information required by U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]


ORIGINAL ISSUE DATE:              ISSUE PRICE:    %            INTEREST  RATE PER ANNUM:


MATURITY DATE:                    INTEREST PAYMENT DATES:      REDEEMABLE ON OR AFTER
                                                               (AT OPTION OF THE COMPANY):

INITIAL REDEMPTION PERCENTAGE:    ANNUAL REDEMPTION            OPTIONAL REPAYMENT DATES:
                                  PERCENTAGE REDUCTION:

SPECIFIED CURRENCY (if other      EXCHANGE RATE AGENT (Only    AUTHORIZED DENOMINATIONS
than U.S. dollars):               applicable if Specified      (Only applicable if
                                  Currency is other than       Specified  Currency is
                                  U.S. dollars):               other than U.S. dollars):

DEPOSITARY (Only applicable       OTHER TERMS:
if this Note is a Global Note):

    If this Note is an Amortizing Note, installments of principal will be paid on the dates specified below in the amounts specified below with respect to each $1,000 original principal amount of the Note:

Amortizing Payment Dates:                  Amortizing Payment Amounts:

    NORWEST CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of _______________________________ at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Minneapolis, Minnesota, on the maturity date shown above, or if such date is not a Market Day (as defined below), the next succeeding Market Day (the "Stated Maturity"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, PROVIDED, HOWEVER, that if this Note is specified above to be an Amortizing Note, the installments of principal on this Note will be paid, without presentation of this Note, on each Amortizing Payment Date specified above, to the person in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Market Day) next preceding such Amortizing Payment Date (the "Amortizing Record Date"), in the respective amount per $1,000 principal amount of this Note specified above (the "Amortizing Payment Amount") in respect of such Amortizing Payment Date; and to pay interest on the principal amount hereof at the rate per annum
(computed on the basis of a 360-day year of twelve 30-day months) shown above, in like coin or currency, semi-annually on each Interest Payment Date set forth above from and after the date of this Note and at Maturity until payment of the principal amount hereof has been made or duly provided for, PROVIDED, HOWEVER, that the Company will make such payments in respect of non-U.S. dollar denominated Notes in U.S. dollars determined as set forth hereinbelow; PROVIDED, HOWEVER, that payments of principal of, premium, if any, and interest on Notes denominated in other than U.S. dollars will nevertheless be made in the Specified Currency at the election of the holder as provided herein (unless the Company is unable to make such payments in the Specified Currency due to the imposition of exchange controls or other circumstances beyond the control of the Company as provided herein). Unless this Note is a Note which has been issued upon transfer of, in exchange for, or in replacement of, a predecessor Note, interest on this Note shall accrue from the Original Issue Date indicated above. If this Note has been issued upon transfer of, in exchange for, or in replacement of, a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note or, if no interest was paid on such predecessor Note, from the Original Issue Date indicated above. The first payment of interest on a Note originally issued and dated between a Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Record
Date to
the registered owner on such next succeeding Record Date. Subject to certain exceptions provided in the Indenture referred to hereinbelow, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the day (whether or not a Market Day) fifteen calendar days next preceding such Interest Payment Date (each such date a "Record Date"), and interest payable at Maturity will be paid to the person to whom said principal sum is payable.

    Except as set forth below, payment of interest on this Note due on any Interest Payment Date and payment of principal on this Note due on any Amortizing Payment Date to be made in U.S. dollars will be payable at the corporate trust office of the Trustee (as hereinafter defined) or at the corporate trust office of Norwest Bank Minnesota, N.A., as paying agent (the "Paying Agent"), PROVIDED that, at the option of the Company, payment may be made by check mailed to the person entitled thereto at his or her last address as it appears in the Security Register or, in the case of a holder of $10,000,000 or more in aggregate principal amount of Notes, by wire transfer to such account as may have been designated by such holder as set forth herein. Payment of the principal of, premium, if any, and interest, if any, on this Note due to the holder hereof at Maturity to be made in U.S. dollars will be paid, in immediately available funds, upon presentation of this Note at the corporate trust office of the Trustee in The City of New York or the corporate trust office of the Paying Agent in the City of Minneapolis, Minnesota, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

    If this Note is a Global Note, the total amount of any principal, premium, if any, and interest due on this Note representing one or more Book-Entry Notes on any Interest Payment Date or Amortizing Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. The Depositary will allocate such payments to each Book-Entry Note represented by the Global Note and make payments to the owners or holders thereof in accordance with its existing operating procedures.

    Payments of interest to be made in a Specified Currency other than U.S. dollars (other than interest on this Note due to the holder hereof at Maturity) will be paid by check mailed to the address of the holder entitled thereto as it appears in the Security Register, such check to be drawn on a bank office located outside the United States. Payment in a Specified Currency other than U.S. dollars of any Amortizing Payment Amount will be paid by check mailed to the address of the holder entitled thereto as it appears in the Security Register, such check to be drawn on a bank office located outside the United States. Payment in a Specified Currency other than U.S. dollars of the principal of and premium, if any, and interest on this Note due to the holder hereof at Maturity will be made by wire transfer of immediately available funds to a designated account maintained in the country issuing the Specified Currency as shall have been designated at least sixteen days prior to Maturity by the registered holder of this Note at Maturity, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

    Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its corporate trust office and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or the sixteenth calendar day preceding Maturity shall remain in effect with respect to any further payments with respect to this Note payable to such holder.

    Unless otherwise specified above under "Other Terms", payments of principal of and any premium and interest on any Note denominated in a Specified Currency other than U.S. dollars will be converted by the Exchange Rate Agent to U.S. dollars in the manner set forth below, PROVIDED, HOWEVER, that the holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive the Specified Currency by transmitting a written request for such payment to the corporate trust office of the Paying Agent on or prior to the Record Date immediately preceding any Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or at least sixteen calendar days prior to Maturity. Such request may be mailed or hand delivered or sent by cable or telex or other form of facsimile transmission. The holder of any such Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or the sixteenth calendar day preceding Maturity.

    If this Note is a Global Note as specified above, a beneficial owner of this Note denominated in a Specified Currency electing to receive payments of principal or any premium or interest in a Specified Currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of a payment of interest, and on or prior to the sixteenth day prior to Maturity, in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Market Day after such Regular Record Date. The Depositary will notify the Paying Agent of such election on or prior to the fifth Market Day after such Regular Record Date. If complete instructions are received by the participant and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency.

    If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such designation, such payment will be made within five Market Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder or holders of this Note in respect of which payments are made.

    All percentages resulting from any calculation referred to herein will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or
 .0987654)); and all currency or currency unit amounts used in or resulting from such calculations on this Note will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

    Any payment on this Note due on any day which is not a Market Day need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

    IF THIS NOTE IS A GLOBAL NOTE AS SPECIFIED ABOVE, THE FOLLOWING LEGEND IS
APPLICABLE: "THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR".

    "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in the City of Minneapolis, Minnesota or The City of New York, and (b) only if this Note is denominated in a Specified Currency other than U.S. dollars, any day that is also, in the principal financial center of the country of the currency in which this Note is denominated, not a day on which banking institutions generally are authorized or obligated by law or executive order to close and (d) only if this Note is denominated in European Currency Units ("ECUs"), is also an "ECU Settlement Day" ("ECU Settlement Day" means any day that (i) is not either (A) a Saturday or a Sunday or (B) a day that is designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made, and (ii) is a day on which payments in the ECU can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located).

    Additional provisions of this Note are contained following the signature lines and Certificate of Authentication hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to hereinbelow.

    IN WITNESS WHEREOF, NORWEST CORPORATION has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF             NORWEST CORPORATION
AUTHENTICATION
This Note is one of a
designated series of
Debt Securities described
in the Indenture referred            By _______________________________________
to hereinbelow                       __________________,_____________


CITIBANK, N.A.,
as Trustee,
                                     Attest:

By ______________________________
  Authorized Officer                 __________________________________________
                                     _______________________________, Secretary
       OR


NORWEST BANK MINNESOTA, N.A.,        [SEAL]
as Authenticating Agent
for the Trustee

By ______________________________
  Authorized Officer

                              NORWEST CORPORATION

                      MEDIUM-TERM FIXED RATE NOTE, SERIES H

                    Due Nine Months or More From Date of Issue


    This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities"), all issued or to be issued under and pursuant to an indenture dated as of September 1, 1993 (the "Indenture"), with Citibank, N.A., as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Debt Securities, which series is limited to an aggregate initial offering price of $1,000,000,000, or the equivalent in foreign currencies or foreign currency units, designated as the Medium-Term Notes, Series H (the "Notes"), of the Company. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be issued at an original issue discount, be extendable and be denominated in different currencies.

    If this Note is denominated in a Specified Currency other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent specified above at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in the aggregate amount of the Specified Currency payable to all holders of Notes receiving U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the holder of the Note by deductions from such payments.

    If the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal, premium or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment shall be made on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above under "Other Terms". The Market Exchange Rate for any Specified Currency means the noon buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute an Event of Default under the Indenture.

    In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of two-thirds in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting (i) the holders of two-thirds in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and
(ii) the holders of a majority in principal amount of the Debt Securities of each Series at the time Outstanding, on behalf of the holders of all Debt Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    If so provided above under the heading "Redeemable on or after (at Option of the Company)", this Note may be redeemed by the Company on and after the date so indicated. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

    If so provided above, this Note will be repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples referred to under the heading "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to above, on any "Optional Repayment Date" specified above, at the option of the holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the thirtieth, but not earlier than the forty-fifth calendar day, or, if such day is not a Market Day, the next succeeding Market Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Market Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Market
Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Sixth and Marquette, Minneapolis, Minnesota 55479 (or, at such other place as the Company shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

    The Notes are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples thereof or, if the Specified Currency is other than U.S. dollars, in the denominations indicated above. Upon due presentment for registration of transfer of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York or at the corporate trust office of the Paying Agent in the City of Minneapolis, Minnesota, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below with respect to Global Notes, if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

    If this Note is a Global Note (as specified above), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form and so notifies the Trustee or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

    The Company, the Trustee and the Paying Agent may deem and treat the registered holder hereof as the absolute owner of this Note at such holder's address as it appears on the Security Register of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and none of the Company, the Trustee or Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

    No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

    Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

    This Note shall be governed by and construed in accordance with the laws of the State of New York.

                            ______________________

                           OPTION TO ELECT REPAYMENT

                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT

    The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at ____________________________________ (please print or typewrite name and address of the undersigned).

    For this Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the thirtieth, but not earlier than the forty-fifth, calendar day, or, if such day is not a Market Day, the next succeeding Market Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Note duly completed will be received by the Company not later than five Market Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Market Day).

    If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to above under the heading "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:___; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): _____________________.


Date: ____________________    _________________________________________________
                              Notice:  The signature to this Option to Elect
                              Repayment must correspond with the name as written upon page 2 of the Note in every particular without alteration or enlargement or any other change whatsoever.

________________________

                                 ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common          UNIF GIFT MIN ACT--____ CUSTODIAN ____
TEN ENT -- as tenants by the entireties                    (Cust)        (Minor)
JT TEN  -- as joint tenants with right        Under Uniform Gifts to Minors Act
           of survivorship and not as
           tenants in common                               (State)

           Additional abbreviations may also be used though not in the above list.

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

_____________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________


the within Note of NORWEST CORPORATION and does hereby irrevocably constitute and appoint ______________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.


Dated: _____________________       _____________________________________________

                                   _____________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.